                                                                  EXECUTION COPY

                        Diamond Triumph Auto Glass, Inc.
                               220 Division Street
                          Kingston, Pennsylvania 18704

                                                              As of June 1, 2002

Mr. Norman Harris
222 Beach Ridge Drive
Powell, Ohio 43065

         Re:      Stockholders Agreement

Dear Norman:

                  This Letter Agreement confirms the understanding reached between you, Diamond Triumph Auto Glass, Inc., a Delaware corporation (the "Company"), Green Equity Investors II, L.P. ("GEI"), Kenneth Levine and Richard Rutta regarding the applicability of that certain Management Subscription and Stockholders Agreement (the "Stockholders Agreement"), entered into by and among you, the Company and GEI as of March 31, 1998, with respect to all Restricted Shares (as defined in that certain Restricted Stock Agreement entered into between you and the Company dated as of June 1, 2002 (the "Restricted Stock Agreement")). Capitalized terms used herein without definition shall have the meaning set forth in the Stockholders Agreement.

                  1. On the date hereof, you will be awarded Restricted Shares pursuant to the terms and conditions set forth in the Restricted Stock Agreement.

                  2. You hereby agree, as a condition to receiving the Restricted Shares, that all Restricted Shares (whether or not vested) shall be deemed to be "Covered Shares" under the Stockholders Agreement and shall be subject to the terms and conditions of the Stockholders Agreement (including, without limitation, the terms and conditions set forth in Sections 3, 4, 5, 6, 7, 8 and 9 thereof) with the same force and effect as if such Restricted Shares were originally subject thereto; provided, however, that notwithstanding any provision to the contrary in Section 4 of the Stockholders Agreement, the Call Closing shall not occur, and the purchase price per share subject to the Company's "call" option shall not be determined, prior to the expiration of six months following the date such shares were first transferred to you; and, provided, further, that notwithstanding any provision to the contrary in Section 7 of the Stockholders Agreement, the "piggyback" registration rights contained in such Section 7 shall not apply to any Restricted Shares until the first applicable public offering following the first date on which the Common Stock is publicly traded on any national securities exchange, or the Nasdaq National Market System or on the Nasdaq "Small Cap" Issues System; and, provided, further, that notwithstanding anything in this Letter Agreement or the Stockholders Agreement to the contrary, no Restricted Shares may be sold, transferred, assigned, pledged, encumbered or otherwise disposed of by you prior to the time the Restrictions (as defined in the Restricted Stock Agreement) with respect to such Restricted Shares have lapsed.

                  3. In order to effectuate the foregoing, you agree to execute any additional documents as may be reasonably requested from time to time by the Company or GEI.

                  Please indicate your acceptance of the terms and provisions of this Letter Agreement by signing both copies of this Letter Agreement and returning one copy to me. The other copy is for your files. This Letter Agreement shall constitute an amendment to the Stockholders Agreement as described in Section 12(a) thereof. This Letter Agreement shall be governed and construed under the internal laws of the State of New York and may be executed in several counterparts.

                                   Very truly yours,

                                      /s/ Kenneth Levine
                                   ---------------------------------------------
                                   Kenneth Levine
                                   Co-Chairman, Diamond Triumph Auto Glass, Inc.

Agreed and Accepted:

      /s/ Norman Harris
------------------------------
Norman Harris

Agreed and Accepted:

      /s/ Kenneth Levine
------------------------------
Kenneth Levine

Agreed and Accepted:

      /s/ Richard Rutta
------------------------------
Richard Rutta

Agreed and Accepted:

Green Equity Investors II, L.P.

By:  Grand Avenue Capital Partners, L.P., general partner

By:  Grand Avenue Capital Corporation, its general partner

By:      /s/ Jonathan A. Seiffer
   ---------------------------------------------
   Name:  Jonathan A. Seiffer
   Title: Director

                                       2